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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-90766) and related Prospectus of Smurfit-Stone Container Corporation for the registration of 71,638,462 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 2002, with respect to the consolidated financial statements and schedule of Smurfit-Stone Container Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                      /s/  ERNST & YOUNG LLP

St. Louis, Missouri
June 27, 2002

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  Exhibit 23.1
Consent of Independent Auditors